Exhibit 99.1

TIVITY HEALTH DELIVERS STRONG THIRD QUARTER 2021 RESULTS WITH YEAR OVER YEAR REVENUE GROWTH OF 32%; RAISES FULL YEAR GUIDANCE

———————————

CASH FLOW FROM OPERATIONS OF $28.8 MILLION, A YEAR OVER YEAR

INCREASE OF 148%

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SILVERSNEAKERS OFFERS INNOVATIVE VIRTUAL PROGRAMS EXPANDING THE BRAND INTO SOCIAL ENGAGEMENT AND MENTAL ENRICHMENT

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ENHANCING CORE BUSINESS WITH A PREMIUM SILVERSNEAKERS

GYM NETWORK IN 2022

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NASHVILLE, Tenn. (November 2, 2021) - Tivity Health, Inc. (Nasdaq:TVTY) (the “Company”), a leading provider of healthy life-changing solutions, including SilverSneakers®, today announced financial results for the third quarter ended September 30, 2021.

Richard Ashworth, President and Chief Executive Officer, commented, “We delivered strong results for the third quarter of 2021.  We are raising guidance ranges on revenue, adjusted EBITDA and cash flow for the full year. SilverSneakers in-person visits showed continued sequential growth as members return to the gym even with the impacts from the Delta variant. We are driving differentiated growth through new SilverSneakers virtual offerings for social engagement and mental enrichment, while also launching an expanded premium gym network, bringing our total SilverSneakers network to over 22,000 locations.”

Third Quarter Highlights and Business Updates

•	Revenue from continuing operations increased 32% to $126.3 million during the third quarter of 2021, compared to $95.5 million for the third quarter of 2020;
•

SilverSneakers revenue increased by $27.2 million compared to the prior year period due to an 8.0 million increase in total visits, and Prime Fitness revenue increased by $2.6 million compared to the prior year period;

•	Income from continuing operations was $103.7 million, reflecting unrealized and realized gains of $80.7 million and $2.5 million, respectively, related to the Company’s investment in Sharecare;
•	Adjusted EBITDA from continuing operations was $40.5 million, compared to $41.0 million for the third quarter of 2020;
•	The Company ended the quarter with cash on hand of $51.8 million and a leverage ratio of 2.02x, as calculated under its new credit agreement, compared to 3.81x as of September 30, 2020;
•	In September 2021, the Company’s Board of Directors authorized a $100 million share repurchase program; and
•	Virtual fitness new member activation continued to accelerate, with 45% of participants year-to-date being new to SilverSneakers.

TVTY Reports Third Quarter Results

November 2, 2021

Third Quarter 2021 Financial Information

Dollars in millions, except per-share data
	Three Months Ended September 30,
	2021	2020

Revenues from Continuing Operations	$126.3	$95.5
Income from Continuing Operations (1)	$103.7	$16.8
Income from Continuing Operations Margin (1)	82.1%	17.5%
Adjusted EBITDA from Continuing Operations (2)	$40.5	$41.0
Adjusted EBITDA from Continuing Operations Margin (2)	32.0%	42.9%
Earnings Per Diluted Share from Continuing Operations (1)	$2.06	$0.34
Adjusted Earnings Per Diluted Share from Continuing Operations (2)	$0.42	$0.41
Cash Flows from Operating Activities – former Healthcare segment (3)	$28.8	$11.6
Free Cash Flow – former Healthcare segment (2) (3)	$27.2	$10.5

(1)	Results for the third quarter of 2021 include unrealized and realized gains of $80.7 million and $2.5 million, respectively, related to the Company’s investment in Sharecare.
(2)	Adjusted EBITDA, adjusted earnings per diluted share, and free cash flow are non-GAAP financial measures. See pages 10-14 for a reconciliation of non-GAAP financial measures.
(3)	For comparability, figures for 2020 represent cash flows from the Company’s former Healthcare segment.

Revenues in the third quarter of 2021 of $126.3 million increased by $30.8 million, or approximately 32%, compared to the third quarter of 2020, primarily due to continued recovery from the COVID-19 pandemic. SilverSneakers revenue of $95.8 million increased by $27.2 million primarily due to an increase in revenue-generating visits, and Prime Fitness revenue of $24.3 million increased by $2.6 million.

Income from continuing operations for the third quarter of 2021 was $103.7 million, an increase of $86.9 million compared to the third quarter of 2020, which reflects unrealized and realized gains of $80.7 million and $2.5 million, respectively, related to the Company’s investment in Sharecare.

Adjusted EBITDA was $40.5 million for the third quarter of 2021, or 32.0% of revenues, compared to $41.0 million for the third quarter of 2020, or 42.9% of revenues.  The decrease in adjusted EBITDA as a percentage of revenues is primarily due to a lower mix of revenues from per-member-per-month fees for SilverSneakers coupled with an increase in fitness location visit costs for SilverSneakers and Prime Fitness due to an increase in participation levels.

As of September 30, 2021 net debt (total debt less cash and cash equivalents) was $333.3 million, resulting in a net leverage ratio of 2.02x. The Company’s next quarterly installment of $1 million is due in March 2023.

TVTY Reports Third Quarter Results

November 2, 2021

Updated 2021 Financial Guidance

Tivity Health announced today that it has raised 2021 guidance based on the Company’s outlook for the remainder of 2021, as follows:

Dollars in millions, except per-share data
	August 4, 2021 (Prior Guidance)	November 2, 2021 (Updated Guidance) (3)

Revenues	$465 - $485	$475 - $485
Income from Continuing Operations	$60.7 - $63.7	$147.7 - $150.3 (1)
Adjusted EBITDA (2)	$151 - $155	$156 - $159
Depreciation Expense	Approximately $12	Approximately $11
Interest Expense	Approximately $35, including $6 non-cash	Unchanged
Effective Tax Rate	Approximately 25%	Approximately 13.5%
Weighted Average Diluted Shares Outstanding	50.0 million – 50.5 million	50.4 million – 50.5 million
Earnings per Diluted Share	$1.20 - $1.27	$2.92 - $2.98 (1)
Adjusted Earnings per Diluted Share (2)	$1.54 - $1.62	$1.61 - $1.67
Cash Flows from Operating Activities	$86 - $90	$89.3 - $92.3
Free Cash Flow (2)	$60 - $70	$70 - $79
Capital Expenditures	$15 - $20	$10 - $15

Tivity Health’s detailed guidance considerations for 2021 are available in the supplemental information posted on the Company’s website at http://investors.tivityhealth.com.

(1)	Includes unrealized and realized gains of $80.7 million and $2.5 million, respectively, related to the Company’s investment in Sharecare.
(2)	Adjusted EBITDA, adjusted earnings per diluted share, and free cash flow are non-GAAP financial measures. See pages 10-14 for a reconciliation of non-GAAP financial measures.
(3)	The Company’s guidance does not include any potential impacts that may occur in the fourth quarter of 2021 from the Company’s investment in Sharecare or from any share repurchases made by the Company.

Conference Call

Tivity Health will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time.  Investors will have the opportunity to listen to the conference call live by dialing 877-683-2218, or 647-689-5447 for international callers, and referencing code 4783268 or over the Internet by going to www.tivityhealth.com and clicking “Investors” at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 800-585-8367 or 416-621-4642 for international callers, code 4783268, and the replay will also be available on the Company's web site for the next 7 days.

About Tivity Health

Tivity Health® Inc. (Nasdaq: TVTY) is a leading provider of healthy life-changing solutions, including SilverSneakers®, Prime® Fitness, WholeHealth Living® and Wisely WellTM. We plan to become the modern

TVTY Reports Third Quarter Results

November 2, 2021

destination for healthy living through our industry-leading fitness offerings and enhanced digital engagement platform. We are continuously developing the SilverSneakers suite of digital offerings and services to provide seniors with everything they need to maintain and improve their health, including physical activity, social connection, community involvement, volunteer opportunities and mental enrichment. Our goal is to partner with payers and service providers to enable a personalized, interactive, and intuitive experience to offer the right solutions to each member. We deliver solutions that help adults feel better, work better and live better, and improve health outcomes while reducing healthcare costs. Learn more at www.tivityhealth.com.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP measures to the comparable GAAP measures are included on pages 10-14.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that are “forward-looking” statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon current expectations and include all statements that are not historical statements of fact and those regarding the intent, belief or expectations, including, without limitation, statements that are accompanied by words such as “will,” “expect,” “outlook,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words. These forward-looking statements include, but are not limited to, the Company’s statements regarding its future financial performance and financial condition. Readers of this press release should understand that these statements are not guarantees of performance or results. Many risks and uncertainties could affect actual results and cause them to vary materially from the forward-looking statements.

These risks and uncertainties include, among other things: impacts from the COVID-19 pandemic (including the response of governmental authorities to combat and contain the pandemic, the closure of fitness centers in the Company’s national network (or operational restrictions imposed on such fitness centers), reclosures and potential additional reclosures as a result of surges in positive COVID-19 cases) on the Company’s business, operations or liquidity; the risks associated with changes in macroeconomic conditions (including the impacts of any recession or changes in consumer spending resulting from the COVID-19 pandemic), widespread epidemics, pandemics (such as the current COVID-19 pandemic, including variant strains of COVID-19) or other outbreaks of disease, geopolitical turmoil, and the continuing threat of domestic or international terrorism; the Company’s ability to collect accounts receivable from its customers and amounts due under its sublease agreements; the market’s acceptance of the Company’s new products and services; the Company’s ability to develop and implement effective strategies and to anticipate and respond to strategic changes, opportunities, and emerging trends in the Company’s industry and/or business, as well as to accurately forecast the related impact on the Company’s revenues and earnings; the impact of any impairment of the Company’s goodwill, intangible assets, or other long-term assets; changes in fair value of the Company’s investment in Sharecare and the expected timing and amount of cash proceeds from the disposition of this investment; the expected timing, amount, and impact of any share repurchases made by the Company; the Company’s ability to attract, hire, or retain key personnel or other qualified employees and to control labor costs; the effectiveness of the reorganization of the Company’s business and the Company’s ability to realize the anticipated benefits; the Company’s ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed its resources; the impact of legal proceedings involving

TVTY Reports Third Quarter Results

November 2, 2021

the Company and/or its subsidiaries, products, or services, including any claims related to intellectual property rights, as well as the Company’s ability to maintain insurance coverage with respect to such legal proceedings and claims on terms that would be favorable to it; the impact of severe or adverse weather conditions, the current COVID-19 pandemic (including variant strains of COVID-19), and the potential emergence of additional health pandemics or infectious disease outbreaks on member participation in the Company’s programs; the risks associated with deriving a significant concentration of revenues from a limited number of the Company’s customers, many of whom are health plans; the Company’s ability and/or the ability of its customers to enroll participants and to accurately forecast their level of enrollment and participation in the Company’s programs in a manner and within the timeframe anticipated by the Company; the Company’s ability to sign, renew and/or maintain contracts with its customers and/or the Company’s fitness partner locations under existing terms or to restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company’s health plan customers to maintain the number of covered lives enrolled in those health plans during the terms of the Company’s agreements; the Company’s ability to add and/or retain active subscribers in its Prime Fitness program; the impact of any changes in tax rates, enactment of new tax laws, revisions of tax regulations or any claims or litigation with taxing authorities; the impact of a reduction in Medicare Advantage health plan reimbursement rates or changes in plan design; the impact of any new or proposed legislation, regulations and interpretations relating to Medicare, Medicare Advantage, Medicare Supplement, and privacy and security laws; the impact of healthcare reform on the Company’s business; the risks associated with potential failures of the Company’s information systems or those of its third-party vendors, including as a result of telecommuting issues associated with personnel working remotely, which may include a failure to execute on policies and processes in a work-from-home or remote model; the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of the Company’s information systems or those of third-party vendors or other service providers, including those risks that result from the increase in personnel working remotely, which may result in unauthorized access by third parties, loss, misappropriation, disclosure or corruption of customer, employee or the Company’s information, or other data subject to privacy laws and may lead to a disruption in the Company’s business, costs to modify, enhance, or remediate its cybersecurity measures, enforcement actions, fines or litigation against the Company, or damage to its business reputation; the risks associated with changes to traditional office-centered business processes and/or conducting operations out of the office in a work-from-home or remote model by the Company or its third-party vendors during adverse situations (e.g., during a crisis, disaster, or pandemic), which may result in additional costs and/or may negatively impact productivity and cause other disruptions to the Company’s business; the Company’s ability to enforce its intellectual property rights; the risk that the Company’s indebtedness may limit the Company’s ability to adapt to changes in the economy or market conditions, expose the Company to interest rate risk for the variable rate indebtedness and require a substantial portion of cash flows from operations to be dedicated to the payment of indebtedness; the Company’s ability to service its debt, make principal and interest payments as those payments become due, and remain in compliance with its debt covenants; the Company’s ability to obtain adequate financing to provide the capital that may be necessary to support its current or future operations; counterparty risk associated with the Company’s interest rate swap agreements and changes in fair value of certain interest rate swap agreements that no longer qualify for hedge accounting treatment; and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC. Except as

TVTY Reports Third Quarter Results

November 2, 2021

required by law, the Company undertakes no obligation to update any such forward-looking statements to reflect new information, subsequent events or circumstances.

Investor Relations Contact:

Matt Milanovich, VP of Investor Relations; (602) 562-2595; matt.milanovich@tivityhealth.com

TVTY Reports Third Quarter Results

November 2, 2021

TIVITY HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$51,755	$100,385
Accounts receivable, net	63,963	25,981
Prepaid expenses	6,781	5,556
Income taxes receivable	—	10,996
Investment in equity securities	91,183	—
Other current assets	15,610	11,336
Total current assets	229,292	154,254

Property and equipment, net of accumulated depreciation of $45,897 and $38,188 respectively	20,105	20,959
Right-of-use assets	12,577	18,139
Long-term deferred tax asset	1,643	3,601
Intangible assets, net	29,049	29,049
Goodwill, net	334,680	334,680
Investment in equity securities, long-term	—	10,773
Other assets	4,093	7,528
Total assets	$631,439	$578,983

Current liabilities:
Accounts payable	$21,188	$19,741
Accrued salaries and benefits	8,110	8,949
Accrued liabilities	34,516	18,424
Deferred revenue	3,686	4,460
Current portion of long-term debt	4,000	7,456
Current portion of lease liabilities	8,096	8,052
Current portion of other long-term liabilities	13,234	14,753
Total current liabilities	92,830	81,835

Long-term debt	381,051	459,250
Long-term lease liabilities	5,428	11,494
Other long-term liabilities	11,461	22,748

Commitments and contingent liabilities

Stockholders' equity:
Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common Stock $.001 par value, 120,000,000 shares authorized, 49,747,809 and 48,983,735 shares outstanding, respectively	49	49
Additional paid-in capital	514,313	513,263
Accumulated deficit	(333,825)	(464,085)
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(11,686)	(17,389)
Total stockholders' equity	140,669	3,656
Total liabilities and stockholders' equity	$631,439	$578,983

TVTY Reports Third Quarter Results

November 2, 2021

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$126,289	$95,481	$354,444	$337,096
Cost of revenue (exclusive of depreciation of $2,602, $2,505, $7,728 and $6,576, respectively included below)	74,509	47,594	200,434	196,546
Marketing expense	1,356	935	3,983	8,999
Selling, general and administrative expenses	10,639	9,688	29,986	30,645
Depreciation expense	2,756	2,662	8,179	7,102
Restructuring and related charges	—	1,107	—	2,416
Operating income	37,029	33,495	111,862	91,388

Interest expense	7,352	10,258	27,508	32,782
Loss on extinguishment and modification of debt	—	—	19,027	—
Other (income) expense, net	(82,947)	—	(83,818)	—
Total non-operating (income) expense, net	(75,595)	10,258	(37,283)	32,782
Income before income taxes	112,624	23,237	149,145	58,606

Income tax expense	8,925	6,486	16,731	16,379
Income from continuing operations	$103,699	$16,751	$132,414	$42,227

Loss from discontinued operations, net of income tax benefit of $320, $4,243, $739 and $23,174, respectively	(932)	(59,168)	(2,154)	(254,240)
Net income (loss)	$102,767	$(42,417)	$130,260	$(212,013)

Earnings (loss) per share - basic:
Continuing operations	$2.09	$0.34	$2.68	$0.87
Discontinued operations	$(0.02)	$(1.21)	$(0.04)	$(5.22)
Net income (loss) (1)	$2.07	$(0.87)	$2.63	$(4.35)

Earnings (loss) per share - diluted:
Continuing operations	$2.06	$0.34	$2.63	$0.86
Discontinued operations	$(0.02)	$(1.20)	$(0.04)	$(5.19)
Net income (loss) (1)	$2.04	$(0.86)	$2.58	$(4.33)

Comprehensive income (loss)	$104,243	$(39,570)	$135,963	$(230,140)

Weighted average common shares and equivalents:
Basic	49,732	48,783	49,490	48,702
Diluted	50,360	49,401	50,401	49,017

(1)	Figures may not add due to rounding.

TVTY Reports Third Quarter Results

November 2, 2021

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Income from continuing operations	$132,414	$42,227
Loss from discontinued operations	(2,154)	(254,240)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on extinguishment of debt	18,237	—
Depreciation and amortization	8,179	40,997
Amortization and write-off of deferred loan costs	2,483	3,540
Amortization and write-off of debt discount	1,798	3,145
Share-based employee compensation expense	8,053	8,005
Unrealized gain on derivatives	(680)	—
Unrealized gain on investments in equity securities	(80,669)	—
Realized gain on investments in equity securities	(2,469)	—
Impairment of goodwill and intangible assets of discontinued operation	—	265,698
Deferred income taxes	2	(17,889)
(Increase) decrease in accounts receivable, net	(37,982)	60,644
Changes in income taxes receivable and payable	13,118	(1,040)
Decrease in inventory	—	14,991
(Increase) decrease in other current assets	(810)	2,086
(Decrease) increase in accounts payable	(1,786)	3,479
Decrease in accrued salaries and benefits	(839)	(2,811)
Increase (decrease) in other current liabilities	6,533	(10,974)
Other	1,794	7,094
Net cash flows provided by operating activities	$65,222	$164,952

Cash flows from investing activities:
Acquisition of property and equipment	$(6,654)	$(13,265)
Proceeds from sale of business, net of cash transferred	2,747	—
Proceeds from sale of equity securities	2,728	—
Settlement on derivatives not designated as hedges	(4,996)	—
Net cash flows used in investing activities	$(6,175)	$(13,265)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	$398,000	$196,525
Payments of long-term debt	(497,275)	(276,100)
Deferred loan costs	(3,953)	—
Payments related to tax withholding for share-based compensation	(7,637)	(3,293)
Exercise of stock options	634	719
Change in cash overdraft and other	2,554	(15,584)
Net cash flows used in financing activities	$(107,677)	$(97,733)

Net (decrease) increase in cash and cash equivalents	$(48,630)	$53,954

Cash and cash equivalents, beginning of period	$100,385	$2,486

Cash and cash equivalents, end of period	$51,755	$56,440

TVTY Reports Third Quarter Results

November 2, 2021

TIVITY HEALTH, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Income from Continuing Operations, GAAP Basis to

Adjusted EBITDA from Continuing Operations, Non-GAAP Basis (in thousands)

	Three Months Ended September 30, 2021	% of Revenue	Three Months Ended September 30, 2020	% of Revenue
Income from continuing operations, GAAP basis	$103,699	82.1%	$16,751	17.5%
Income tax expense	8,925		6,486
Interest expense	7,352		10,258
Depreciation expense	2,756		2,662
EBITDA from continuing operations, non-GAAP basis (1)	$122,732		$36,157
Acquisition, integration, project and CEO transition costs (2)	681		3,701
Restructuring charges (3)	—		1,107
Other (income) expense, net (4)	(82,947)		—
Adjusted EBITDA from continuing operations, non-GAAP basis (5)	$40,466	32.0%	$40,965	42.9%

(1)

EBITDA from continuing operations is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA from continuing operations in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.

(2)

Acquisition, integration, project, and CEO transition costs consist of pre-tax charges of $681 and $3,701 for the three months ended September 30, 2021 and 2020, respectively, primarily incurred in connection with the acquisition and integration of Nutrisystem and other strategic projects and with the termination of the Company’s former CEO in February 2020 and the hiring of a new CEO in June 2020.

(3)

Restructuring charges consist of pre-tax charges of $1,107 for the three months ended September 30, 2020 related to a reorganization plan to optimize for growth and execute on the Company’s new strategy.

(4)

Other (income) expense, net consists of pre-tax income of ($82,947) for the three months ended September 30, 2021 related to (i) realized and unrealized gains totaling ($83,138) on the Company’s investment in Sharecare and (ii) an unrealized loss of $191 related to certain interest rate swap agreements that do not qualify for hedge accounting. treatment (“de-designated swaps”) and require changes in fair value to be recognized each period in current earnings.

(5)

Adjusted EBITDA from continuing operations is a non-GAAP financial measure.  The Company excludes acquisition, integration, project, and CEO transition costs, restructuring charges, and other (income) expense from this measure because of its comparability to the Company's historical operating results.  The Company updated its definition of adjusted EBITDA during the third quarter of 2021 to exclude realized and unrealized gains and losses on its investment in Sharecare (which are recorded to other (income) expense). The Company considers this item to be outside the performance of its ongoing core business operations and believes that presenting Adjusted EBITDA excluding this item provides increased transparency as to the operating costs of its current business performance. The Company did not revise the prior period’s Adjusted EBITDA amounts because there was no income or loss similar in nature to this item.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider Adjusted EBITDA from continuing operations in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.  Additionally, because Adjusted EBITDA from continuing operations may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

TVTY Reports Third Quarter Results

November 2, 2021

Reconciliation of Income from Continuing Operations Guidance, GAAP Basis to

Adjusted EBITDA from Continuing Operations Guidance, Non-GAAP Basis (in millions)

Year Ending December 31, 2021
Income from continuing operations guidance, GAAP basis	$147.7 - $150.3
Depreciation expense	11
Interest expense	35
Income tax expense	23.1 – 23.5
EBITDA from continuing operations guidance, non-GAAP basis (6)	$216.8 - $219.8
Integration, project, and CEO transition costs (7)	4
Loss on extinguishment and modification of debt (8)	19
Other income (9)	(83.8)
Adjusted EBITDA from continuing operations guidance, non-GAAP basis (10)	$156 - $159

(6)

EBITDA from continuing operations guidance is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA from continuing operations guidance in isolation or as a substitute for income from continuing operations guidance determined in accordance with U.S. GAAP.  Figures may not add due to rounding.

(7)	Integration, project, and CEO transition costs primarily relate to strategic projects and the Company’s transition to a new CEO during 2020.
(8)	Loss on extinguishment and modification of debt relates to the Company’s entering into a new credit facility on June 30, 2021.
(9)

Other income consists of pre-tax income of $83,138 related to the Company’s investment in Sharecare and $680 related to de-designated swaps that require changes in fair value to be recognized each period in current earnings.  These amounts represent other income recognized for the nine months ended September 30, 2021 and do not include any impacts for the remainder of 2021 as the Company is not able to predict future changes in fair value of these items.

(10)

Adjusted EBITDA from continuing operations guidance is a non-GAAP financial measure.  The Company excludes integration, project, and CEO transition costs and loss on extinguishment and modification of debt from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EBITDA from continuing operations guidance in isolation or as a substitute for income from continuing operations guidance determined in accordance with U.S. GAAP.  Additionally, because Adjusted EBITDA from continuing operations guidance may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Cash Flows Provided by Operations, GAAP Basis to

Free Cash Flow, Non-GAAP Basis (in thousands)

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
Net cash flows provided by operations, GAAP basis	$28,792	$34,009
Acquisition of property and equipment	(2,615)	(2,903)
Settlement on derivatives not designated as hedges	(1,695)	—
Proceeds from sale of equity securities	2,728	—
Free cash flow, non-GAAP basis (11)	$27,210	$31,106

TVTY Reports Third Quarter Results

November 2, 2021

(11)

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment and settlement on derivatives not designated as hedges.  The Company updated its definition of free cash flow during the fourth quarter of 2020 to exclude settlement on derivatives not designated as hedges. The Company considers these costs to be a reduction of cash available for other uses and believes that presenting free cash flow excluding settlement on derivatives provides increased transparency. During the third quarter of 2021, the Company further updated its definition of free cash flow to include proceeds from the sale of equity securities, as these proceeds are available to be used to support the business. The Company did not revise prior periods’ free cash flow because there were no costs similar in nature to these items. The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The Company believes it is useful to investors to provide disclosures of its results on the same basis as that used by management.  You should not consider free cash flow in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with U.S. GAAP. Additionally, because free cash flow may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Cash Flows Provided by Operations from Former Healthcare Segment, GAAP Basis to Free Cash Flow from Former Healthcare Segment, Non-GAAP Basis (in thousands)

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
Net cash flows provided by operations from former Healthcare segment, GAAP basis	$28,792	$11,631
Acquisition of property and equipment	(2,615)	(1,100)
Settlement on derivatives not designated as hedges	(1,695)	—
Proceeds from sale of equity securities	2,728	—
Free cash flow from former Healthcare segment, non-GAAP basis (12)	$27,210	$10,531

(12)

Free cash flow from former Healthcare segment is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment and settlement on derivatives not designated as hedges.  The Company updated its definition of free cash flow during the fourth quarter of 2020 to exclude settlement on derivatives not designated as hedges. The Company considers these costs to be a reduction of cash available for other uses and believes that presenting free cash flow excluding settlement on derivatives provides increased transparency. During the third quarter of 2021, the Company further updated its definition of free cash flow to include proceeds from the sale of equity securities as these proceeds are available to be used to support the business. The Company did not revise prior periods’ free cash flow because there were no costs similar in nature to these items. The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The Company believes it is useful to investors to provide disclosures of its results on the same basis as that used by management.  You should not consider free cash flow from former Healthcare segment in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with U.S. GAAP. Additionally, because free cash flow may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Cash Flows Provided by Operations Guidance, GAAP Basis to

Free Cash Flow Guidance, Non-GAAP Basis (in millions)

Year Ending December 31, 2021
Net cash flows provided by operations guidance, GAAP basis	$89.3 – 92.3
Acquisition of property and equipment	(15 - 10)
Settlement on derivatives not designated as hedges	(7 - 6)
Proceeds from sale of equity securities	2.7
Free cash flow guidance, non-GAAP basis (13)	$70 – 79

(13)

Free cash flow guidance is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment and settlement on derivatives not designated as hedges, plus actual proceeds from sale of equity securities (which relates to the Company’s investment in Sharecare).  The Company’s guidance does not include potential future proceeds from sale of equity securities as the Company is not able to predict the timing or amount of such sales. The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The Company believes it is useful to investors to provide disclosures of its results and guidance on the same basis as that used by management.  You should not consider free cash flow guidance in isolation or as a substitute for net cash flows provided by operating activities guidance determined in accordance with U.S. GAAP. Additionally, because free cash flow may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

Reconciliation of Diluted Earnings Per Share (“EPS”) from Continuing Operations, GAAP Basis to

Adjusted EPS from Continuing Operations, Non-GAAP Basis (footnote amounts in thousands)

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
EPS from continuing operations, GAAP basis	$2.06	$0.34
Net loss per share attributable to acquisition, integration, project, CEO transition, and restructuring costs (14)	0.01	0.07
Net income per share attributable to other (income) expense, net (15)	(1.65)	—
Adjusted EPS from continuing operations, non-GAAP basis (16)	$0.42	$0.41

(14)

Net loss attributable to acquisition, integration, project, CEO transition, and restructuring costs consists of pre-tax charges of $681 and $4,808 for the three months ended September 30, 2021 and 2020, respectively.  These costs primarily related to the acquisition and integration of Nutrisystem and other strategic projects, the termination of the Company’s former CEO in February 2020 and hiring of a new CEO in June 2020, and restructuring activities as described in Note 3 above.  The tax rate applied to these charges was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(15)

Net income attributable to other (income) expense consists of pre-tax income of $82,947 for the three months ended September 30, 2021 related to the Company’s investment in Sharecare and the Company’s de-designated swaps, as described in Note 5 above.  The tax rate applied to the expense related to the de-designated swaps was 25%, which represented the combined estimated U.S. federal and state statutory tax rate. There is no net tax impact on the income related to the Company’s investment in Sharecare due to the reversal of a portion of a valuation allowance for deferred tax assets related to capital loss carryforwards.

(16)

Adjusted EPS from continuing operations is a non-GAAP financial measure.  The Company excludes net (income) loss per share attributable to acquisition, integration, project, CEO transition, and restructuring costs and other (income) expense from this measure because of its comparability to the Company's historical operating results.  The Company updated its definition of adjusted EPS from continuing operations during the second quarter of 2021 to exclude loss on extinguishment and modification of debt. The Company considers this item to be outside the performance of its ongoing core business operations and believes that presenting Adjusted EPS from continuing operations excluding this item provides increased transparency as to the operating costs of its current business performance. The Company did not revise the prior period’s Adjusted EPS from continuing operations amounts because there were no costs similar in nature to this item.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted EPS from continuing operations in isolation or as a substitute for EPS from continuing operations determined in accordance with U.S. GAAP.  Additionally, because adjusted EPS from continuing operations may be defined differently by other companies in the Company’s industry, the non-GAAP financial measures presented here may not be comparable to similarly titled measures of other companies. Figures may not add due to rounding.

TVTY Reports Third Quarter Results

November 2, 2021

Reconciliation of EPS from Continuing Operations Guidance, GAAP Basis to Adjusted EPS from Continuing Operations Guidance, Non-GAAP Basis (footnote amounts in thousands)

Year Ending December 31, 2021
EPS from continuing operations guidance, GAAP basis	$2.92 - $2.98
Net loss per share attributable to integration, project, and CEO transition costs (17)	0.06
Net loss per share attributable to loss on extinguishment and modification of debt (18)	0.28
Net income per share attributable to other income (19)	(1.66)
Adjusted EPS from continuing operations guidance, non-GAAP basis (20)	$$1.61 – 1.67

(17)

Net loss per share attributable to integration, project, and CEO transition costs consists of pre-tax charges of $4,000 for the year ending December 31, 2021.  These costs primarily relate to strategic projects and the Company’s transition to a new CEO during 2020.  The tax rate applied to these charges was 25%, which represents the combined estimated U.S. federal and state statutory tax rate.

(18)

Net loss per share attributable to loss on extinguishment and modification of debt consists of pre-tax charges of $19,027 for the year ending December 31, 2021 related to the Company’s entering into a new credit facility on June 30, 2021.  The tax rate applied to this loss was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(19)

Net income per share attributable to other income consists of pre-tax income of $83,138 related to the Company’s investment in Sharecare and $680 related to de-designated swaps that require changes in fair value to be recognized each period in current earnings.  These amounts represent other income recognized for the nine months ended September 30, 2021 and do not include any impacts for the remainder of 2021 as the Company is not able to predict future changes in fair value of these items.  The tax rate applied to the income related to the de-designated swaps was 25%, which represented the combined estimated U.S. federal and state statutory tax rate. There is no net tax impact on the income related to the Company’s investment in Sharecare due to the reversal of a portion of a valuation allowance for deferred tax assets related to capital loss carryforwards.

(20)

Adjusted EPS from continuing operations guidance is a non-GAAP financial measure.  The Company excludes net loss attributable to integration, project, and CEO transition costs and loss on extinguishment and modification of debt from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EPS from continuing operations guidance in isolation or as a substitute for EPS from continuing operations guidance determined in accordance with U.S. GAAP.  Additionally, because adjusted EPS from continuing operations guidance may be defined differently by other companies in the Company’s industry, the non-GAAP financial measures presented here may not be comparable to similarly titled measures of other companies.  Figures may not add due to rounding.

Reconciliation of Total Debt, GAAP Basis

to Net Debt, Non-GAAP Basis (in thousands)

	September 30, 2021	September 30, 2020
Total debt, GAAP basis	$385,051	$974,758
Cash and cash equivalents	(51,755)	(56,440)
Net debt, non-GAAP basis (21)	$333,296	$918,318

(21)

Net debt is a non-GAAP financial measure.  The Company excludes cash and cash equivalents from this measure and believes that net debt is an important measure to monitor its leverage and evaluate the balance sheet. The Company believes it is useful to investors to provide disclosures of its financial position on the same basis as that used by management.  You should not consider net debt in isolation or as a substitute for total debt determined in accordance with U.S. GAAP.  Additionally, because net debt may be defined differently by other companies in the Company’s industry, the non-GAAP financial measures presented here may not be comparable to similarly titled measures of other companies.